EXHIBIT 10.3

CONSULTING PAYMENT PLAN


This consulting payment plan is dated as of February 1, 1997 and is between Rodney C. Hill, A Professional Corporation, ("Consultant") and Geo Petroleum, Inc., a California corporation, ("Geo") and is made with reference to the following facts:

RECITALS:

A. Consultant has heretofore rendered legal services to Geo and it is expected that Consultant shall continue to render such services in the future.
B. Geo desires that Consultant have an economic state in Geo as consideration for services that Consultant has rendered in the past and for those which Consultant is expected to render in the future, except those services which relate to financing or capital raising activities of Geo.
C. Geo desires to preserve its capital and is therefore offering Consultant the ability to exchange fees due for legal services for shares of the common stock, no par value, of Geo.

AGREEMENT:

1. No Retainer Agreement. This agreement does not constitute an agreement for the provision of legal services by Consultant.

2. Exchange of Fees for Shares. From time to time Geo will become indebted to Consultant for legal fees and costs incurred in the performance of services to Geo. During the term of this agreement, Consultant may on a monthly basis exchange amounts due it from Geo for shares of the common stock of Geo, no par value, on the exchange basis set forth in paragraph 3.

3. Exchange Basis. The exchange basis shall be the average bid price of the common stock as reported on the OTC Electronic Bulletin Board during the first five trading days of the month during which Consultant elects to effect an exchange.

4. Excluded Items. Consultant shall not be permitted to exchange fees or costs incurred in connection with the offer or sale of securities of Geo in a capital raising transaction.

5. Manner of Exchange. Consultant shall provide Geo with a notice in the form of that attached hereto as Exhibit A prior to the first day of the month during which fees are to be exchanged for common stock. Promptly after the calculation of the number of shares which are to be issued based upon such notice, Geo will cause certificates for the appropriate number of shares to be issued to Consultant.

6. Term. The term of this agreement shall be from the date hereof until December 31, 1998.

                                            GEO PETROLEUM, INC.


By____________________

RODNEY C. HILL, A
PROFESSIONAL CORPORATION


By_____________________

EXHIBIT A TO CONSULTING
PAYMENT PLAN


NOTICE OF ELECTION

The undersigned hereby elects to exchange _______________________ dollars ($___________) of fees heretofore billed for shares of common stock of Geo Petroleum, Inc.

The valuation date for the exchange shall be the first five trading days of the month of _____________19_.

Very truly yours,


RODNEY C. HILL, A
PROFESSIONAL CORPORATION


By___________________________